EXHIBIT 3.20

FIRST AMENDMENT

TO

LIMITED PARTNERSHIP AGREEMENT

OF

CNL GATLINBURG PARTNERSHIP, LP

APRIL 5, 2011

FIRST AMENDMENT

TO

LIMITED PARTNERSHIP AGREEMENT

OF

CNL GATLINBURG PARTNERSHIP, LP

THIS FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT (“First Amendment”) of CNL GATLINBURG PARTNERSHIP, LP, a Delaware limited partnership (the “Partnership”), is made effective as of April 5, 2011 by and between CNL GATLINBURG GP CORP., a Delaware corporation, as the general partner (“General Partner”), and CNL INCOME PARTNERS, LP, a Delaware limited partnership, as the limited partner (“Limited Partner”).

RECITALS

WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et seq., by the filing of a Certificate of Limited Partnership of the Partnership with the office of the Secretary of State of the State of Delaware on November 14, 2005. The operation of the Partnership is governed by that certain Limited Partnership Agreement of the Partnership between the General Partner and the Limited Partner, dated as of November 14, 2005 (the “Limited Partnership Agreement”); and

WHEREAS, the parties desire to confirm that the Limited Partnership Agreement is in full force and effect and to amend certain terms and provisions of the Limited Partnership Agreement, as specifically provided in this First Amendment only.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments.

1.1 Section 2.5 of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

“Section 2.5. Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904. The name of the registered agent of the Partnership for service of process on the Partnership at such address is National Registered Agents, Inc.”

1.2 Section 2.10(b)(vii) of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

“(vii) Without the prior written consent of Lender, incur or assume any debt on behalf of itself, secured or unsecured, direct or contingent (including guaranteeing any obligation, except as set forth in clause (b)(xi) of this Section 2.10(b) below) other than (i) as permitted under the Loan Documents, and/or (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Skylift Facility with trade creditors (including, without limitation, financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions, except as may be prohibited by the Loan Documents) and which are paid within sixty (60) days of incurrence, except as may be prohibited by the Loan Documents;”

1.3 Section 2.10(b)(ix) of the Limited Partnership Agreement is hereby amended to add the following language to the beginning of such Section 2.10(b)(ix):

“(ix) other than the Note Offering Documents (as defined herein) and the Loan Documents,…”

1.4 Section 2.10(b)(xi) of the Limited Partnership Agreement is hereby amended to add the following proviso to the end of such Section 2.10(b)(xi):

“provided, however, that, for so long as any obligation or liability shall remain outstanding under any Note Offering Document, the Partnership shall be permitted, on a joint and several basis with certain of its Affiliates (the Partnership and each such Affiliate, collectively, the “Guarantors”), to guarantee the Issuer’s (as defined herein) obligations under the Notes, the Exchange Notes and the Indenture (as each such term is defined herein) in accordance with, and subject to, the terms and provisions of the Notes, the Exchange Notes, the Indenture and any other applicable Note Offering Documents;”

1.5 Section 2.10(b)(xviii) of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

“(xviii) fail to remain solvent or to pay its own liabilities and expenses only out of its own funds as the same shall become due, and will give prompt written notice to Lender of the insolvency or bankruptcy filing of the Partnership or any partner of the Partnership;”

1.6 Section 2.10(b)(xix) of the Limited Partnership Agreement is hereby amended to add the following language to the end of such Section 2.10(b)(xix):

“… and by the Note Offering Documents;”

1.7 The following definitions are hereby added to Section 1.1 of the Limited Partnership Agreement in the applicable alphabetical order:

“Exchange Notes” means those certain 7.25% Senior Notes due 2019 of the Issuer, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

“Guarantees” means the Note Guarantees executed by the Guarantors pursuant to the Indenture.

“Indenture” means that certain Indenture among the Issuer, the Guarantors and the Trustee, dated as of the date of this First Amendment, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” means Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities, Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc.

“Issuer” means CNL Lifestyle Properties, Inc., a Maryland corporation.

“Note Offering Document(s)” means, individually or collectively as the context requires, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantees, the Notes and the Exchange Notes, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Notes” means those certain $400,000,000 aggregate principal amount of 7.25% Senior Notes due 2019 issued by the Issuer pursuant to the Indenture.

“Purchase Agreement” means that certain Purchase Agreement among the Issuer, the Guarantors and the Representatives, dated as of March 31, 2011, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, dated as of the date of this First Amendment, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Representatives” means Jefferies & Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Trustee” means Wilmington Trust, FSB, or any successor trustee appointed pursuant to, and in accordance with, the terms and the provisions of the Indenture.”

2. Conflicting Terms. In the event of any conflict between the terms and provisions of this First Amendment and any terms and provisions of the Limited Partnership Agreement, the terms and provisions of this First Amendment shall control.

3. Binding Effect. This First Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

4. Execution in Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Governing Law. This First Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, excluding any conflicts of laws rule or principle that might refer the governance or construction of this First Amendment to the law of another jurisdiction.

6. No Further Amendments. Except as herein specifically amended by this First Amendment, all other terms and conditions of the Limited Partnership Agreement will remain in full force and effect.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this First Amendment to Limited Partnership Agreement of CNL GATLINBURG PARTNERSHIP, LP as of the day and year first above written.

GENERAL PARTNER:	CNL GATLINBURG GP CORP., a Delaware corporation

	By:	/S/ HOLLY GREER
	Name:	Holly Greer
	Title:	Senior Vice President

LIMITED PARTNER:	CNL INCOME PARTNERS, LP, a Delaware limited partnership

	By:	CNL INCOME GP CORP., a Delaware corporation, General Partner

	By:	/S/ HOLLY GREER
	Name:	Holly Greer
	Title:	Senior Vice President

[Signature Page to First Amendment to Limited Partnership Agreement

of CNL Gatlinburg Partnership, LP]